UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 5, 2006

JUMP’N JAX, INC.
(Exact name of registrant as specified in its charter)

UTAH	000-51140	87-0649332
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3270 South 1100 West, South Salt Lake, Utah 84119
(Address of principal executive offices)

Registrant's telephone number, including area code: (801) 209-0545

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Section 3 - Securities and Trading markets

Item 3.02 Unregistered Sales of Equity Securities

On May 5, 2006, the Jump’n Jax, Inc. board of directors, by unanimous written consent, authorized the issuance of an aggregate of 200,000 shares of Jump’n Jax authorized, but previously unissued common stock, to Ronald Moulton. The shares were issued in consideration for services rendered to Jump’n Jax, including a finder’s fee, and the cash contribution to the company of $30,000. The aggregate consideration for accounting purposes is deemed to be approximately $30,000. The shares are considered restricted securities and all certificates representing the shares bear an appropriate restrictive legend.

The 200,000 shares of Jump’n Jax common stock were issued in a private, non public transaction to a person having direct knowledge of the business and financial condition of Jump’n Jax and, accordingly, the transaction is considered exempt from the registration provisions of the Securities Act of 1933 pursuant to the exemption provided by Section 4(2) of that Act.

Notes about Forward-looking Statements

Statements contained in this Current Report that are not historical facts may be considered "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and the current economic environment. Jump’n Jax cautions the reader that such forward-looking statements are not guarantees of future performance. Unknown risks and uncertainties as well as other uncontrollable or unknown factors could cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JUMP’N JAX, INC.

Date: June 1, 2006	By:	/s/ Steven D. Moulton
Steven D. Moulton
Secretary and Director